EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Name                                                  Jurisdiction of Incorporation or Organization
----                                                  ---------------------------------------------
ICI Holdings, LLC                                                      Delaware
Insight Communications Company, L.P.                                   Delaware
Insight Midwest, L.P.                                                  Delaware
Insight Capital, Inc.                                                  Delaware
Insight Communications Midwest, LLC (f/k/a Insight Communications
         of  Indiana, LLC                                              Delaware
Insight Midwest Holdings, LLC                                          Delaware
Insight Communications of Kentucky, L.P.                               Delaware
Insight Kentucky Partners I, L.P.                                      Delaware
Insight Kentucky Partners II, L.P.                                     Delaware
Insight Kentucky Capital, LLC                                          Delaware
Insight Holdings of Ohio, LLC                                          Delaware
Insight Communications of Central Ohio, LLC                            Delaware
Insight Interactive, LLC                                               Delaware
SourceSuite LLC                                                        Delaware